As filed with the Securities and Exchange Commission on
                      June 2, 2000
         Registration No. 333-
                               -----------------------
  <P>
             SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, DC 20549
  <P>
                       FORM S-8
              REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
  <P>
                  EUROSOFT CORPORATION
     (Exact name of issuer as specified in its charter)
  <P>

              Florida                                 22-3538310
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

  <P>
    703 Lucerne Avenue, Suite 201                33460
  (Address of Principal Executive Offices)     (Zip Code)
  <P>
                 Shares Issued For Services
                 (Full title of the Plan)
  <P>
         William H. Luckman, Senior Vice President
                   EuroSoft Corporation
              703 Lucerne Avenue, Suite 201
               Lake Worth, Florida 33460
          (Name and address of agent for service)
  <P>
                      (561) 540-5886
  <P>
                       copies to:
  <P>
              Richard I. Anslow & Associates
                4400 Route 9, 2nd Floor
                   Freehold, NJ 07728
                     (732) 409-1212
  <P>
  Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration
  Statement.
  <P>
  CALCULATION OF REGISTRATION FEE

  CALCULATION OF REGISTRATION FEE
                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered (1)       share(2)          price         fee (1)(3)
  <P>
  Common Stock,         60,000               $0.40             $24,000      $ 6.34
  $.001 par value

  <P>
  (1)     The fee with respect to these shares has been
  calculated pursuant to Rules 457(h) and 457(c) under the
  Securities Act of 1933, as amended and based upon the
  average of the last price per share of the Registrant's
  Common Stock on May 23, 2000, the most recent date that
  the Common Stock traded prior to the date of filing of
  this Registration Statement, as reported by the NQB Pink
  Sheets.
  <P>
  (2)     Estimated solely for the purpose of calculating
  the registration fee.
  <P>
  (3)     Pursuant to Rule 416(c) promulgated under the
  Securities Act of 1933, as amended, the Registration
  Statement shall cover an indeterminate amount of Shares
  to be offered or sold as a result of any adjustments from
  stock splits, stock dividends or similar events.
  <P>
  Documents Incorporated by Reference   X Yes   No
  <P>
                         PROSPECTUS
                    EUROSOFT CORPORATION
              703 Lucerne Avenue, Suite 201
               Lake Worth, Florida 33460
                     (561) 540-5886
  <P>
              (60,000 SHARES OF COMMON STOCK)
  <P>
  This Prospectus relates to the offer and sale by EUROSOFT
  CORPORATION, a Florida  Corporation  ("the  Company") of
  shares of its $0.0001 par value common stock  (the
  "Common  Stock)  to  certain  consultants  of  the
  Company  (collectively, the "Consultants") pursuant to
  agreements entered into between the Company and the
  Consultants.  The Company is registering hereunder and
  then issuing upon receipt of adequate consideration
  (which consideration is the rendering of legal services)
  therefor  to the  Consultants an aggregate of 60,000
  shares of the Common Stock in consideration for legal
  services rendered and to be rendered under the consulting
  agreements.
  <P>
  The Common  Stock is not subject to any  restriction  on
  transferability. Recipients of shares other than persons
  who are affiliates of the Company within the meaning of
  the  Securities Act of 1933 (the "Act") may sell all or
  part of the shares in any way permitted by law  including
  sales in the National Quotations Bureau Pink Sheets or
  the OTC Electronic Bulletin Board  at  prices prevailing
  at the time of such sale.  None of the shares registered
  hereunder are being sold to anyone who is an affiliate of
  the Company.  An affiliate is,  summarily, any director,
  executive officer or controlling shareholder of the
  Company. The affiliates of the Company may become subject
  to Section 16(b) of the Securities  Exchange Act of 1934
  as amended (the "Exchange Act") which would limit their
  discretion in  transferring the shares acquired in the
  Company.  If the Consultants who are not now an affiliate
  become affiliates of the Company in the future; each
  would then be subject to Section I(b) of the Exchange Act
  (See General Information --- Restrictions on Resale).
  <P>
  The Common Stock is presently listed on the National
  Quotations bureau Pink Sheets.
  <P>
  THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED
  BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
  COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
  PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
  CRIMINAL OFFENSE.
  <P>
        The date of this Prospectus is June 2, 2000
  <P>
  This Prospectus is not part of any Registration Statement
  which was filed and been effective  under the Act and
  does not contain all of the information set forth in the
  Registration Statement, certain portions of which have
  seen offered pursuant to the rules and regulations
  promulgated  by the U.S.  Securities and Exchange
  Commission (the "Commission")  under the Act. The
  statements in this Prospectus as to the contents of any
  contracts or other  documents  filed as an exhibit to
  either the  Registration  Statement or other filings of
  the Company with the Commission are qualified in their
  entirety by the reference thereto.
  <P>
  A copy of any document or part thereof  incorporated by
  reference in this Prospectus  but not  delivered
  herewith will be furnished  without  charge upon written
  or oral  request.  Requests  should be addressed to:
  EUROSOFT CORPORATION, 703 Lucerne Avenue, Suite 201, Lake
  Worth, Florida 33460, telephone number (561) 540-5886.
  <P>
  The Company is subject to the reporting requirements of
  the Exchange Act and in  accordance  therewith files
  reports and other information with the Commission.  These
  reports as well as the proxy statements,  information
  statements and other information filed by the Company
  under the Exchange Act may be reviewed and copied at the
  public  reference facilities maintained by the Commission
  at 450 Fifth Street N.C. Washington D.C. 20549. Copies my
  be obtained at the  prescribed  rates.
  <P>
  No  person  has been  authorized  to give any
  information  or to make any representation,  other than
  those contained in this Prospectus,  and if given or
  made, such other information or representation must not
  be relied upon as having been authorized by the Company.
  This Prospectus does not constitute an offer or a
  solicitation by anyone in any state in which  such is not
  authorized  or in which  the  person  making  such  is
  not  qualified  or to any one to whom it is unlawful to
  make an offer or solicitation.
  <P>
  Neither the delivery of this Prospectus nor any sale made
  hereunder shall under any circumstances  create any
  implication that there has not been a change in the
  affairs of the Company since the date hereof.
  <P>
                    TABLE OF CONTENTS
  <P>
  PART I
  <P>
  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
  <P>
  ITEM 1. PLAN INFORMATION
  <P>
  GENERAL INFORMATION
  The Company
  Purpose
  Common Stock
  The Consultants
  No Restrictions on Transfer
  Restrictions on Resales
  <P>
  DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL
  INFORMATION
  <P>
  ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
          INFORMATION
  <P>
  Legal Opinion and Experts
  Indemnification of Officers and Directors
  <P>
  PART II
  <P>
  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  <P>
  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
  <P>
  ITEM 4.  DESCRIPTION OF SECURITIES
  <P>
  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
  <P>
  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
  <P>
  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
  <P>
  ITEM 8.  EXHIBITS
  <P>
  ITEM 9.  UNDERTAKINGS
  <P>
  EXHIBIT INDEX
  <P>
                          PART 1
  <P>
    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  <P>
  Item 1.     Plan Information
  <P>
  GENERAL INFORMATION
  <P>
  The Company
  -----------
  <P>
  The Company has its principal  offices at 703 Lucerne
  Avenue, Suite 201, Lake Worth, Florida 33460, telephone
  number (561) 540-5886.
  <P>
  Purposes
  --------
  <P>
  The Common  Stock will be issued by the Company pursuant
  to separate agreements entered into between the
  Consultants and the Company and approved by the Board of
  Directors of the Company (the "Board of Directors"). The
  agreements are intended to provide a method  whereby the
  Company may be benefitted by the personal involvement of
  the Consultants in the Company's legal work, thereby
  advancing the interests of the Company and all of its
  shareholders.  The work performed or to be performed by
  the Consultants shall be bona fide services and the
  services performed have not and will not be for capital-
  raising transactions and do not and will not directly or
  indirectly promote or maintain a market for the Company's
  Common Stock.  A copy of the agreement has been filed as
  an exhibit to this Registration Statement.
  <P>
  Common Stock
  -------------
  <P>
  The Board has  authorized  the  issuance of up to 60,000
  shares of the Common Stock to  the  Consultants upon
  effectiveness of this Registration Statement.
  <P>
  The Consultants
  ----------------
  <P>
  The Consultants have agreed to provide their expertise
  and advice to the Company on a non-exclusive basis for
  the purpose of assisting the Company in its on going
  legal work including compliance requirements.
  <P>
  No Restrictions on Transfer
  ---------------------------
  <P>
  The Consultants will become the record and beneficial
  owners of the shares of Common Stock upon issuance and
  delivery and are entitled to all of the rights of
  ownership,  including  the right to vote any shares
  awarded and to receive ordinary cash dividends on the
  Common Stock.
  <P>
  Restrictions of Resales
  -----------------------
  <P>
  In the event that an affiliate of the Company acquires
  shares of Common Stock hereunder,  the affiliate will be
  subject to Section 16(b) of the Exchange Act.  Further,
  in the event that any affiliate acquiring shares
  hereunder has sold or sells any shares of Common Stock in
  the six  months preceding or following the receipt of
  shares hereunder, any so called "profit",  as computed
  under Section 16(b) of the Exchange Act,  would be
  required to be disgorged from the recipient to the
  Company.  Services rendered have been recognized as valid
  consideration for the "purchase" of shares in connection
  with the "profit" computation under Section 16(b) of the
  Exchange Act.  The Company has agreed that for the
  purpose of any "profit" computation under 16(b) the price
  paid for the common stock issued to affiliates is equal
  to the value of services rendered.  Shares of Common
  Stock acquired  hereunder by persons other than
  affiliates are not subject to Section 16(b) of the
  Exchange Act.
  <P>
  DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL
  INFORMATION
  <P>
  The Company hereby incorporates by reference (i) its
  Current Report on Form 8-K12G3 and all Exhibits thereto
  filed pursuant to Section 12(g) of the Exchange Act (File
  No. 000-29585); (ii)  all further documents filed by the
  Company pursuant to Section 13, 14, or 15(d)  of the
  Exchange Act prior to the termination of this offering
  are deemed to be  incorporated  by reference into this
  Prospectus and to be a part hereof from the date of
  filing.  All documents which when together, constitute
  this Prospectus, will be sent or given to participants
  by the Registrant as specified by Rule 428(b)(1) of the
  Securities Act.
  <P>
  Item 2.     Registrant Information and Employee Plan
              Annual Information
  <P>
  A copy of any  document or part hereof incorporated by
  reference in this Registration  Statement but not
  delivered with this Prospectus or any document required
  to be delivered  pursuant to Rule 428(b) under the
  Securities Act will be furnished without charge upon
  written or oral request.  Requests should be addressed
  to: EUROSOFT CORPORATION, 703 Lucerne Avenue, Suite 201,
  lake Worth, Florida 33460, telephone number (561) 540-
  5886.
  <P>
  Legal Opinions and Experts
  ---------------------------
  <P>
  Richard I. Anslow & Associates has rendered an opinion on
  the validity of the securities being registered.  Mr.
  Anslow, a principal of Richard I. Anslow & Associates and
  Gregg E. Jaclin, an attorney employed by Richard I.
  Anslow & Associates are not "affiliates" of the Company
  and do not have any interest in the Registrant except
  50,000 shares of pre rollback Common Stock and 10,000
  shares of pre rollback Common Stock, respectively.
  <P>
  The  financial  statements of EUROSOFT CORPORATION,
  incorporated  by reference in the  Company's  Form 8-
  K12G3 for the years ended December 31, 1999 and December
  31, 1998 have been audited by Durland & Company, CPAs,
  PA, independent auditors, as set forth in their report
  incorporated herein by reference and are incorporated
  herein in reliance  upon such report given upon the
  authority of the firm as experts in auditing and
  accounting.
  <P>
  Indemnification of Officers and Directors
  -----------------------------------------
  <P>
  Insofar as indemnification of liabilities arising under
  the Securities Act may be permitted to directors,
  officers, or persons controlling the Company, the Company
  has been informed  that  in the opinion of the commission
  such indemnification  is against public policy as
  expressed in the Securities Act and is, therefore,
  unenforceable.
  <P>
                         PART II
  <P>
  Item 3. Incorporation of Documents by Reference.
  <P>
  The following documents are incorporated by reference in
  this Registration Statement and made a part hereof:
  <P>
  (a)    Current Report on Form 8-K12G3 and all Exhibits
  thereto filed pursuant to Section 12(g) of the Exchange
  Act of 1934, as amended (the "1934 Act") (File No. 000-
  29585);
  <P>
  (b)    All other documents filed by the Company after the
  date of this Registration Statement under Section 13(a),
  13(c), 14 and 15(d) of the 1934 Act, after the date
  hereof and prior to the filing of a post-effective
  amendment to the Registration Statement which indicates
  that all securities offered have been sold or which de-
  registers all securities then remaining in the
  Registration Statement and to be part thereof from the
  date of filing of such documents.
  <P>
  Item 4. Description of Securities.
  <P>
  Not Applicable.
  <P>
  Item 5. Interest of Named Experts and Counsel.
  <P>
  Certain legal matters in connection with the Common
  Shares being registered herein will be passed upon for
  the Company by Richard I. Anslow & Associates, 4400 Route
  9, 2nd Floor, Freehold, New Jersey 07728.   Richard I.
  Anslow, the principal of Richard I. Anslow & Associates
  owns 15,000 shares of the Company's Common Stock (which
  does not include the 50,000 shares which are being
  registered pursuant to this Form S-8 Registration
  Statement) and Gregg E. Jaclin, employed as an associate
  at Richard I. Anslow & Associates will be receiving
  10,000 shares which are being registered pursuant to this
  Form S-8 Registration Statement.
  <P>
  Item 6. Indemnification of Directors and Officers.
  <P>
  Under Florida law, a director is not personally liable
  for monetary damages to the corporation or any other
  person for any statement, vote, decision, or failure to
  act unless (i) the director breached or failed to perform
  his duties as a director, and (ii) a director's breach
  of, or failure to perform, those duties constitutes (1) a
  violation of the criminal law, unless the director had
  reasonable cause to believe his conduct was lawful or had
  no reasonable cause to believe his conduct was unlawful;
  (2) a transaction from which the director derived an
  improper personal benefit, either directly or indirectly;
  (3) a circumstance under which an unlawful distribution
  is made; (4) in a proceeding by or in the right of the
  corporation or in a proceeding in which the corporation
  procures a judgment in its favor or by or in the right of
  a shareholder, conscious disregard for the best interest
  of the corporation or willful misconduct; or (5) in a
  proceeding by or in the right of someone other than the
  corporation or a shareholder, recklessness or an act or
  omission which was committed in bad faith or with
  malicious purpose or in a manner exhibiting wanton and
  willful disregard of human rights, safety, or property.
  A corporation may purchase and maintain insurance on
  behalf of any director or officer against any liability
  asserted against him and incurred by him in his capacity
  or arising out of his status as such, whether or not the
  corporation would have the power to indemnify under
  Florida law.
  <P>
  Our Bylaws limit, to the maximum extent permitted by
  Florida law, the personal liability of our directors and
  officers for monetary damages for breach of their
  fiduciary duties as directors and officers.  Our Bylaws
  provide further we shall indemnify to the fullest extent
  permitted by Florida law any person made a party to any
  action or proceeding by reason of the fact that such
  person was our director, officer, employee or agent.  Our
  Bylaws also provide that our directors and officers who
  are entitled to indemnification shall be paid their
  expenses incurred in connection with any action, suit or
  proceeding in which such director or officer is made a
  party by virtue of his being our officer or director to
  the maximum extent permitted by Florida law.
  <P>
  Insofar as indemnification for liabilities arising under
  the Securities Act of 1933, as amended (the "1933 Act")
  may be permitted to directors, officers and controlling
  persons of the Company pursuant to the foregoing
  provisions, or otherwise, the Company has been advised
  that in the opinion of the Securities and Exchange
  Commission such indemnification is against public policy
  as expressed in the Securities Act and is, therefore,
  unenforceable. In the event that a claim for
  indemnification against such liabilities (other than the
  payment by the Company of expenses incurred or paid by a
  director, officer or controlling person of the Company in
  the successful defense of any action, suit or proceeding)
  is asserted by such director, officer or controlling
  person in connection with the securities being
  registered, the Company will, unless in the opinion of
  its counsel the matter has been settled by controlling
  precedent, submit to a court of appropriate jurisdiction
  the question of whether such indemnification by it is
  against public policy as expressed in the Securities Act
  and will be governed by the final adjudication of such
  issue.
  <P>
  Item 7. Exemption From Registration Claimed.
  <P>
  Not Applicable.
  <P>
  Item 8. Exhibits.
  <P>
  Number  Description
  <P>
  4.1     Consulting Agreement between Richard I. Anslow
          and the Company
  <P>
  4.2     Consulting Agreement between Gregg E. Jaclin and
          the Company
  <P>
  5.1     Consent and Opinion of Richard I. Anslow
          & Associates.
  <P>
  23.1    Consent of Durland & Company, CPAs, P.A.
  <P>
  Item 9. Undertakings.
  <P>
  The undersigned registrant hereby undertakes:
  <P>
  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  Registration Statement:
  <P>
  (a)     To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933.
  <P>
  (b)     To reflect in the prospectus any facts or events
  arising after the effective date of the Registration
  Statement (or the most recent post-effective amendment
  thereof) which, individually or in the aggregate,
  represent a fundamental change in the information set
  forth in the Registration Statement; and
  <P>
  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the Registration Statement or any material change to such
  information in the Registration Statement.
  <P>
  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the Registration Statement is on Form S-3 or
  Form S-8 and the information required to be included in a
  post-effective amendment by this paragraph is contained
  in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the 1934 Act that are
  incorporated by reference in the Registration Statement.
  <P>
  (2)     That, for the purpose of determining any
  liability under the 1933 Act, each such post-effective
  amendment shall be deemed to be a new registration
  statement relating to the securities offered therein, and
  the offering of such securities at that time shall be
  deemed to be the initial bona fide offering thereof.
  <P>
  (3)     To remove from registration by means of a post-
  effective amendment any of the securities being
  registered which remain unsold at the termination of the
  offering.
  <P>
  (4)   That, for purposes of determining any liability
  under the 1933 Act, each filing of the Registrant's
  annual report pursuant to Section 13(a) or Section 15(d)
  of the 1934 Act (and, where applicable, each filing of an
  employee benefit plan's annual report pursuant to Section
  15(d) of the 1934 Act) that is incorporated by reference
  in the Registration Statement shall be deemed to be a new
  registration statement relating to the securities offered
  therein, and the offering of such securities at that time
  shall be deemed to be the initial bona fide offering
  thereof.
  <P>
  (5)     To deliver or cause to be delivered with the
  prospectus, to each person to whom the prospectus is sent
  or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and
  furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where
  interim financial information required to be presented by
  Item 310(b) of Registration S-B is not set forth in the
  prospectus, to deliver, or cause to be delivered, to each
  person to whom the prospectus is sent or given, the
  latest quarterly report that is specifically incorporated
  by reference in the prospectus to provide such interim
  financial information.
  <P>
  (6)     To deliver or cause to be delivered with the
  prospectus to each employee to whom the prospectus is
  sent or given, a copy of the Registrant's annual report
  to stockholders for its last fiscal year, unless such
  employee otherwise has received a copy of such report, in
  which case the registration shall state in the prospectus
  that it will promptly furnish, without charge, a copy of
  such report on written request of the employee.  If the
  last fiscal year of the Registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the Registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the
  annual report for the last fiscal year will be furnished
  to each such employee.
  <P>
  (7)     To transmit or cause to be transmitted to all
  employees participating in the Plans who do not otherwise
  receive such material as stockholders of the Registrant,
  at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements
  and other communications distributed to its stockholders
  generally.
  <P>
                        SIGNATURES
  <P>
  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable
  grounds to believe that it meets all of the requirements
  for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the
  undersigned, there unto duly authorized, in the City of
  Lake Worth, State of Florida, on June 2, 2000.
  <P>
                           EUROSOFT CORPORATION
  <P>
                           /s/ William H. Luckman
                           ------------------------
                               William H. Luckman
                               Senior Vice President
  <P>
  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
  <P>
  Signatures                              Date
  /s/ William H. Luckman                    June 2, 2000
  ----------------------
      William H. Luckman
      Senior Vice President and Director
  <P>
  /s/ Nigel Kaufman                         June 2, 2000
  -----------------
      Nigel Kaufman
      President and Director
  <P>
  /s/ Joerg Zimmermann                      June 2, 2000
  --------------------
      Joerg Zimmermann
      Director
  <P>